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                                                                  Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on Trafalgar House Property, Inc. and Subsidiaries--Residential Homebuilding Operations dated December 15, 1998 for the year ended December 31, 1997 and to all references to our Firm included in this Form 8-K/A.


                                                     /s/ Arthur Andersen LLP
                                                     Arthur Andersen LLP


New York, New York
February 15, 1999